UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2004 (November 7, 2004)

Citizens First Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware State or other jurisdiction of Incorporation	0-27740 (Commission File Number)	37-1351861 (IRS Employer Identification No.)

2101 N. Veterans Parkway, Bloomington, IL 61704

(Address of principal executive offices) (Zip Code)

(309) 661-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Agreement and Plan Merger
Form of Voting Agreement
Press Release, Dated November 8, 2004

Item 1.01 Entry into a Material Definitive Agreement.

     On November 7, 2004, Citizens First Financial Corp, a Delaware corporation, entered into an Agreement and Plan of Merger with Main Street Trust, Inc., an Illinois corporation, which provides for the merger of Citizens with and into Citizens Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Main Street. In connection with the Merger Agreement, Main Street entered into a voting agreement with the individual directors and executive officers of Citizens pursuant to which they agreed to vote the shares of Citizens common stock they own in favor of the merger. The voting agreement covers approximately 14.8% of the outstanding shares of Citizens common stock.

     A copy of the Agreement and Plan of Merger, the form of Voting Agreement and a Press Release, dated November 8, 2004, issued by Main Street and Citizens relating to the merger are attached hereto and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number
2.1	Agreement and Plan of Merger among Main Street Trust, Inc., Citizens Acquisition LLC and Citizens First Financial Corp. dated November 7, 2004

10.1	Form of Voting Agreement

99.1	Press Release, dated November 8, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST FINANCIAL CORP.

Dated: November 8, 2004	/s/ C. William Landefeld

C. William Landefeld
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number
2.1	Agreement and Plan of Merger among Main Street Trust, Inc., Citizens Acquisition LLC and Citizens First Financial Corp. dated November 7, 2004

10.1	Form of Voting Agreement

99.1	Press Release, dated November 8, 2004